ELEVATE CREDIT ANNOUNCES FOURTH QUARTER & FULL YEAR 2017 RESULTS
Continued strong quarterly growth and profitability excluding one-time tax adjustment
FORT WORTH, TX - February 8, 2018 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the fourth quarter and full year ended December 31, 2017.

“Elevate ended its first year as a public company with strong loan growth and delivered on our goals of top-line growth, margin expansion, and stable credit quality,” said Ken Rees, Chief Executive Officer of Elevate. “Between the beneficial impact of U.S. federal tax reform and the loan portfolio growth, Elevate is set up to deliver even greater levels of revenue growth and profit margin expansion in 2018.”
Fourth Quarter 2017 Financial Highlights1

•
Fourth quarter GAAP net loss due to federal tax law charge, but fourth consecutive quarter of net income on an adjusted basis: Fourth quarter 2017 net loss totaled $12.2 million, or $(0.29) per diluted share, reflecting a one-time $12.5 million charge associated with the change in the federal tax law resulting from the tax reform in 2017. Excluding the impact from the tax law change, net income for the fourth quarter of 2017 would have been $0.3 million, or $0.01 per diluted share, versus a net loss of $4.4 million, or $(0.34) per diluted share, for the fourth quarter of 2016. The net loss for full-year 2017 totaled $6.9 million, or $(0.20) per diluted share. Excluding the impact of the federal tax law, net income for full year 2017 would have been $5.5 million, or $0.16 per diluted share, compared to a net loss of $22.4 million, or $(1.74) per diluted share, for full-year 2016. See "Non-GAAP Financial Measures" for a reconciliation of the tax impact to the GAAP measures of net loss and diluted earnings per share.

Additionally, due to strong year-end consumer demand, the Company increased its marketing spend above initial fourth quarter 2017 planned expenditures. This increased marketing spend resulted in $21 million more in year-end 2017 loan balances, which is anticipated to have a positive impact on 2018 revenue growth and profitability. The Company incurred approximately $5.3 million in additional upfront direct marketing and loan loss provision expense as a result of this decision, which negatively impacted net income in the fourth quarter of 2017 by $4.2 million, or $0.09 per diluted share.

•
16% year-over-year revenue growth: Revenues for the fourth quarter of 2017 increased 14.5% from the fourth quarter of 2016 and were up 16.0% for full-year 2017 versus 2016. Revenues totaled $193.4 million in the fourth quarter of 2017 compared to $169.0 million for the prior-year period. Full-year 2017 revenues totaled $673.1 million compared to $580.4 million for full-year 2016.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loan loss reserve and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•
More than 28% year-over-year growth in combined loans receivable - principal: Combined loans receivable - principal totaled $618.4 million, a 28.5% increase from $481.2 million for the prior-year period. The Rise installment loan and Elastic line of credit combined loans receivable - principal balances as of December 31, 2017 were up 19.6% and 47.4% over the prior year-end balances, respectively.

•
Adjusted EBITDA up 45% compared to prior year: 2017 Adjusted EBITDA totaled $87.5 million, up 44.7% from $60.4 million in 2016. Adjusted EBITDA margin was 13% for both the fourth quarter of 2017 and full-year 2017.

•
Continued stable credit quality: The ending combined loan loss reserve as a percentage of combined loans receivable was 14.3%, lower than the 16.1% reported for the prior-year period due to the improved credit quality and the continued maturation of the loan portfolio. Charge-offs as a percentage of originations for full-year 2017 continued to trend below previous years at less than 25% of principal originations.

•
Strong new customer acquisition with costs below targeted range: The total number of new customers acquired during the fourth quarter of 2017 was approximately 95,000 with an average customer acquisition cost of $231, below the targeted range of $250-$300. This represented a 34.6% increase over the approximately 70,000 new customers acquired in the fourth quarter of 2016.

Liquidity and Capital Resources
There were no material changes from a liquidity and funding standpoint during the fourth quarter of 2017. The Company borrowed an incremental $36 million during the quarter while combined loans receivable - principal increased $69.5 million, demonstrating the Company’s ability to self-fund a large portion of its loan growth. Interest expense as a percentage of revenue in the fourth quarter of 2017 was 9.5%, the lowest it has been in the last two years.

Recent Business Highlights

•
New Chief Credit Officer and Board Director. Elevate announced the hiring of Brian Biglin as Chief Credit Officer and the appointment of Bradley Strock as a member of the Board of Directors. Mr. Biglin was Chief Credit Officer at BillMeLater, PayPal and loanDepot.com, among other positions. Mr. Strock is currently the Chief Information Officer at PayPal, and previously held senior technology roles at Bank of America and J.P. Morgan Chase.

•
Elevate’s Rise product surpasses $300 million in outstandings. In November 2017, Rise surpassed $300 million in total combined loans receivable - principal. Since inception, Rise has originated more than $1.8 billion in loans and served more than 500,000 customers.

•
Elastic product surpasses $1 billion in total fundings. In December 2017, the Elastic line of credit product, originated by Republic Bank, surpassed $1 billion in total originations, having served more than 200,000 customers since 2013.

•
Sunny surpasses $100 million in revenue during 2017. The Company's profitable UK business, offering installment loans under the brand name Sunny, generated $100 million of annual revenue in 2017 for the first time since its launch in 2013.

Financial Outlook

For the full year 2018, the Company expects total revenue of $780 million to $820 million, net income of $20 million to $45 million, or $0.50 to $1.05 in diluted earnings per share, and Adjusted EBITDA of $120 million to $150 million.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full-year 2017 financial results on Thursday, February 8th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Fourth Quarter 2017 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on February 22, 2018, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13675590, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2018 (including all statements under the heading "Financial Outlook"); our expectation that we are set up to deliver even greater levels of revenue growth and profit margin expansion in 2018; our expectation that the increased marketing spend in the fourth quarter of 2017 will have a positive impact on 2018 revenue growth and profitability; and the Company’s targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Quarterly Report on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT) has originated $5.2 billion in non-prime credit to more than 1.9 million non-prime consumers to date. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Sunny and Elastic. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited, except year ended December 31, 2016 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Revenues	$193,443	$169,019	$673,132	$580,441
Cost of sales:
Provision for loan losses	106,281	100,316	357,574	317,821
Direct marketing costs	21,900	14,989	72,222	65,190
Other cost of sales	6,169	4,569	20,536	17,433
Total cost of sales	134,350	119,874	450,332	400,444
Gross profit	59,093	49,145	222,800	179,997
Operating expenses:
Compensation and benefits	21,115	15,477	81,969	65,657
Professional services	7,803	7,561	32,848	30,659
Selling and marketing	1,691	1,874	8,353	9,684
Occupancy and equipment	3,892	2,994	13,895	11,475
Depreciation and amortization	2,615	2,623	10,272	10,906
Other	1,505	1,346	4,600	3,812
Total operating expenses	38,621	31,875	151,937	132,193
Operating income	20,472	17,270	70,863	47,804
Other income (expense):
Net interest expense	(18,441)	(19,479)	(73,043)	(64,277)
Foreign currency transaction gain (loss)	80	(2,535)	2,900	(8,809)
Non-operating income (loss)	(112)	(43)	2,295	(43)
Total other expense	(18,473)	(22,057)	(67,848)	(73,129)
Income (loss) before taxes	1,999	(4,787)	3,015	(25,325)
Income tax expense (benefit)	14,193	(365)	9,931	(2,952)
Net loss	$(12,194)	$(4,422)	$(6,916)	$(22,373)

Basic loss per share	$(0.29)	$(0.34)	$(0.20)	$(1.74)
Diluted loss per share	$(0.29)	$(0.34)	$(0.20)	$(1.74)
Basic weighted average shares outstanding	41,897,080	13,001,220	33,911,520	12,894,262
Diluted weighted average shares outstanding	41,897,080	13,001,220	33,911,520	12,894,262

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(dollars in thousands)	December 31, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents*	$41,142	$53,574
Restricted cash	1,595	1,785
Loans receivable, net of allowance for loan losses of $87,946 and $77,451, respectively*	524,619	392,663
Prepaid expenses and other assets*	9,891	11,314
Receivable from CSO lenders	22,811	26,053
Receivable from payment processors*	21,126	19,105
Deferred tax assets, net	23,619	31,197
Property and equipment, net	24,249	16,159
Goodwill	16,027	16,027
Intangible assets, net	2,123	2,304
Total assets	$687,202	$570,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$42,213	$31,390
State and other taxes payable	469	1,026
Deferred revenue	33,023	28,970
Notes payable, net*	513,295	493,478
Derivative liability	1,972	1,750
Total liabilities	590,972	556,614
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	17	5
Convertible preferred stock; Series A	—	3
Convertible preferred stock; Series B	—	3
Accumulated other comprehensive income	2,077	1,087
Additional paid-in capital	174,090	88,854
Accumulated deficit	(79,954)	(76,385)
Total stockholders’ equity	96,230	13,567
Total liabilities and stockholders’ equity	$687,202	$570,181

* These balances include certain assets and liabilities of a variable interest entity (“VIE”) that can only be used to settle the liabilities of that VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIE.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income (loss) determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income (loss) excluding the impact of income tax benefit or expense, non-operating income or expense, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net loss for the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands)	2017	2016	2017	2016
Net loss	$(12,194)	$(4,422)	$(6,916)	$(22,373)
Adjustments:
Net interest expense	18,441	19,479	73,043	64,277
Stock-based compensation	1,882	678	6,318	1,707
Foreign currency transaction (gains) losses	(80)	2,535	(2,900)	8,809
Depreciation and amortization	2,615	2,623	10,272	10,906
Non-operating (income) loss	112	43	(2,295)	43
Income tax expense (benefit)	14,193	(365)	9,931	(2,952)
Adjusted EBITDA	$24,969	$20,571	$87,453	$60,417

Adjusted EBITDA margin	12.9%	12.2%	13.0%	10.4%

Adjusted net income (loss), adjusted diluted income (loss) per share and adjusted diluted weighted average shares outstanding
The Tax Cuts and Jobs Act was enacted on December 22, 2017. U.S. GAAP requires the remeasurement of all U.S. deferred income tax assets and liabilities for temporary differences from the current tax rate of 35% to the new corporate tax rate of 21%. The cumulative adjustment of $12.5 million was recognized in income tax expense in the current period, which includes the enactment date. The following table presents a reconciliation of net loss and diluted loss per share to adjusted net income (loss) and adjusted diluted income (loss) per share, which excludes the impact of the tax reform.

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands except per share amounts)	2017	2016	2017	2016
Net loss	$(12,194)	$(4,422)	$(6,916)	$(22,373)
Impact of tax reform	12,462	—	12,462	—
Adjusted net income (loss)	$268	$(4,422)	$5,546	$(22,373)

Diluted loss per share	$(0.29)	$(0.34)	$(0.20)	$(1.74)
Impact of tax reform	0.30	—	0.36	—
Adjusted diluted income (loss) per share	$0.01	$(0.34)	$0.16	$(1.74)

Diluted weighted average shares outstanding	41,897,080	13,001,220	33,911,520	12,894,262
Effect of potentially dilutive shares outstanding(1)	1,438,086	—	1,446,611	—
Adjusted diluted weighted average shares outstanding	43,335,166	13,001,220	35,358,131	12,894,262
(1) Represents potentially dilutive shares that had not been included in the Company's quarter or year-ended December 31, 2017 diluted weighted average shares outstanding as the Company is in a net loss position under U.S. GAAP. Including these shares would have been anti-dilutive when in a net loss position.

Supplemental Schedules

Revenue by Product

	Three Months Ended December 31, 2017
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(1)	$301,941	$236,728	$538,669	$44,427	$583,096
Effective APR	141%	97%	121%	242%	130%
Finance charges	$106,954	$57,751	$164,705	$27,046	$191,751
Other	1,080	541	1,621	71	1,692
Total revenue	$108,034	$58,292	$166,326	$27,117	$193,443

	Three Months Ended December 31, 2016
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(1)	$274,773	$155,553	$430,326	$45,060	$475,386
Effective APR	152%	96%	132%	226%	141%
Finance charges	$105,142	$37,414	$142,556	$25,629	$168,185
Other	390	444	834	—	834
Total revenue	$105,532	$37,858	$143,390	$25,629	$169,019

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product (continued)

	Year Ended December 31, 2017
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(1)	$261,101	$202,530	$463,631	$43,297	$506,928
Effective APR	141%	97%	122%	237%	131%
Finance charges	$368,453	$195,592	$564,045	$102,509	$666,554
Other	4,345	1,926	6,271	307	6,578
Total revenue	$372,798	$197,518	$570,316	$102,816	$673,132

	Year Ended December 31, 2016
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(1)	$244,201	$109,892	$354,093	$41,123	$395,216
Effective APR	156%	91%	136%	233%	146%
Finance charges	$382,163	$100,276	$482,439	$95,978	$578,417
Other	572	1,451	2,023	1	2,024
Total revenue	$382,735	$101,727	$484,462	$95,979	$580,441

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended December 31, 2017
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(1):
Beginning balance	$49,756	$27,802	$77,558	$8,511	$86,069
Net charge-offs	(60,024)	(30,653)	(90,677)	(7,941)	(98,618)
Provision for loan losses	66,135	31,721	97,856	8,425	106,281
Effect of foreign currency	—	—	—	57	57
Ending balance	$55,867	$28,870	$84,737	$9,052	$93,789
Combined loans receivable(1)(2)	$342,652	$261,222	$603,874	$54,156	$658,030
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	53%	55%	29%	51%
Provision for loan losses as a percentage of revenues	61%	54%	59%	31%	55%

	Three Months Ended December 31, 2016
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(1):
Beginning balance	$53,931	$16,652	$70,583	$8,302	$78,885
Net charge-offs	(66,870)	(19,512)	(86,382)	(10,030)	(96,412)
Provision for loan losses	66,275	22,249	88,524	11,792	100,316
Effect of foreign currency	—	—	—	(413)	(413)
Ending balance	$53,336	$19,389	$72,725	$9,651	$82,376
Combined loans receivable(1)(2)	$289,348	$174,574	$463,922	$46,690	$510,612
Combined loan loss reserve as a percentage of ending combined loans receivable	18%	11%	16%	21%	16%
Net charge-offs as a percentage of revenues	63%	52%	60%	39%	57%
Provision for loan losses as a percentage of revenues	63%	59%	62%	46%	59%

(1) Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Loan Loss Reserve by Product (continued)

	Year Ended December 31, 2017
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(1):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(209,533)	(99,283)	(308,816)	(38,194)	(347,010)
Provision for loan losses	212,064	108,764	320,828	36,746	357,574
Effect of foreign currency	—	—	—	849	849
Ending balance	$55,867	$28,870	$84,737	$9,052	$93,789
Combined loans receivable(1)(2)	$342,652	$261,222	$603,874	$54,156	$658,030
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	50%	54%	37%	52%
Provision for loan losses as a percentage of revenues	57%	55%	56%	36%	53%

	Year Ended December 31, 2016
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(1):
Beginning balance	$46,635	$10,016	$56,651	$9,133	$65,784
Net charge-offs	(214,328)	(49,089)	(263,417)	(36,283)	(299,700)
Provision for loan losses	221,029	58,462	279,491	38,330	317,821
Effect of foreign currency	—	—	—	(1,529)	(1,529)
Ending balance	$53,336	$19,389	$72,725	$9,651	$82,376
Combined loans receivable(1)(2)	$289,348	$174,574	$463,922	$46,690	$510,612
Combined loan loss reserve as a percentage of ending combined loans receivable	18%	11%	16%	21%	16%
Net charge-offs as a percentage of revenues	56%	48%	54%	38%	52%
Provision for loan losses as a percentage of revenues	58%	57%	58%	40%	55%

(1) Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended December 31, 2017
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
New customer loans originated	41,856	30,986	72,842	21,822	94,664
Former customer loans originated	18,871	—	18,871	—	18,871
Attrition	(43,915)	(16,991)	(60,906)	(16,236)	(77,142)
Ending number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
Customer acquisition cost	$243	$222	$234	$223	$231
Average customer loan balance	$2,276	$1,784	$2,030	$584	$1,708

	Three Months Ended December 31, 2016
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	129,524	75,191	204,715	76,475	281,190
New customer loans originated	23,481	25,336	48,817	21,503	70,320
Former customer loans originated	17,867	2	17,869	—	17,869
Attrition	(48,876)	(11,376)	(60,252)	(19,934)	(80,186)
Ending number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
Customer acquisition cost	$263	$167	$213	$213	$213
Average customer loan balance	$2,196	$1,909	$2,075	$551	$1,664

Customer Loan Data by Product (continued)

	Year Ended December 31, 2017
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	116,030	110,145	226,175	79,011	305,186
Former customer loans originated	71,109	—	71,109	—	71,109
Attrition	(168,345)	(58,626)	(226,971)	(76,545)	(303,516)
Ending number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
Customer acquisition cost	$281	$182	$233	$249	$237
Average customer loan balance	$2,276	$1,784	$2,030	$584	$1,708

	Year Ended December 31, 2016
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	118,222	36,487	154,709	68,014	222,723
New customer loans originated	109,686	82,880	192,566	85,071	277,637
Former customer loans originated	81,174	112	81,286	—	81,286
Attrition	(187,086)	(30,326)	(217,412)	(75,041)	(292,453)
Ending number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
Customer acquisition cost	$278	$152	$224	$259	$235
Average customer loan balance	$2,196	$1,909	$2,075	$551	$1,664

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas and Ohio, the Company does not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's consolidated balance sheets since both revenues and cost of sales as reflected in the Company's consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2016				2017
(dollars in thousands)	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30	Dec 31

Company Owned Loans:
Loans receivable – principal, current, company owned(4)	$255,543	$294,559	$352,595	$387,142	$367,744	$403,944	$450,891	$514,147
Loans receivable – principal, past due, company owned(4)	34,471	41,475	57,811	57,342	48,007	45,839	61,040	61,856
Loans receivable – principal, total, company owned	290,014	336,034	410,406	444,484	415,751	449,783	511,931	576,003
Loans receivable – finance charges, company owned	19,045	20,093	22,745	25,630	21,359	21,866	27,625	36,562
Loans receivable – company owned	309,059	356,127	433,151	470,114	437,110	471,649	539,556	612,565
Allowance for loan losses on loans receivable, company owned	(51,296)	(54,873)	(73,019)	(77,451)	(69,798)	(66,030)	(80,972)	(87,946)
Loans receivable, net, company owned	$257,763	$301,254	$360,132	$392,663	$367,312	$405,619	$458,584	$524,619
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company(4)	$28,556	$34,748	$35,388	$34,466	$27,841	$30,210	$35,690	$41,220
Loans receivable – principal, past due, guaranteed by company(4)	2,112	2,911	2,465	2,260	957	1,066	1,267	1,152
Loans receivable – principal, total, guaranteed by company(1)	30,668	37,659	37,853	36,726	28,798	31,276	36,957	42,372
Loans receivable – finance charges, guaranteed by company(2)	1,541	1,626	3,129	3,772	2,754	2,365	2,751	3,093
Loans receivable – guaranteed by company	32,209	39,285	40,982	40,498	31,552	33,641	39,708	45,465
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(5,866)	(4,925)	(3,565)	(3,810)	(5,097)	(5,843)
Loans receivable, net, guaranteed by company(3)	$27,913	$32,161	$35,116	$35,573	$27,987	$29,831	$34,611	$39,622
Combined Loans Receivable(3):
Combined loans receivable – principal, current(4)	$284,099	$329,307	$387,983	$421,608	$395,585	$434,154	$486,581	$555,367
Combined loans receivable – principal, past due(4)	36,583	44,386	60,276	59,602	48,964	46,905	62,307	63,008
Combined loans receivable – principal	320,682	373,693	448,259	481,210	444,549	481,059	548,888	618,375
Combined loans receivable – finance charges	20,586	21,719	25,874	29,402	24,113	24,231	30,376	39,655
Combined loans receivable	$341,268	$395,412	$474,133	$510,612	$468,662	$505,290	$579,264	$658,030

	2016				2017
(dollars in thousands)	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30	Dec 31

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(51,296)	$(54,873)	$(73,019)	$(77,451)	$(69,798)	$(66,030)	$(80,972)	$(87,946)
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(5,866)	(4,925)	(3,565)	(3,810)	(5,097)	(5,843)
Combined loan loss reserve	$(55,592)	$(61,997)	$(78,885)	$(82,376)	$(73,363)	$(69,840)	$(86,069)	$(93,789)
(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.
(3) Non-GAAP measure.
(4) Certain amounts in the prior periods presented here have been reclassified to conform to the current period financial statement presentation related to customers within the 16 day grace period that were reported as past due that were in fact current in accordance with the Company's policy.

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